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                                 UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549


                               ________________


                                   FORM 8-K

                                CURRENT REPORT
                    PURSUANT TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


                              September 27, 1996
               Date of Report (Date of earliest event reported)

                        Commission file number 0-16979


                               ________________


                                  ADT LIMITED
            (Exact Name of Registrant as Specified in its Charter)


      BERMUDA                 Cedar House              Not Applicable
  (Jurisdiction of          41 Cedar Avenue           (I.R.S. Employer
  Incorporation or       Hamilton HM12, Bermuda      Identification No.)
   Organization)         (Address of Principal
                          Executive Offices)*          Not Applicable
                                                         (Zip Code)

Registrant's telephone number, including area code: (441) 295-2244*



* The executive offices of the subsidiary of registrant which supervises registrant's North American activities are at One Boca Place, 2255 Glades Road, Boca Raton, Florida 33431-0835. The telephone number there is (561) 997-8406.

Item 5.  Other Events.

Republic Industries, Inc. ("Republic") and ADT Limited ("ADT") have entered into an amendment, dated as of September 27, 1996 (the "Second Amendment"), to the Agreement and Plan of Amalgamation, dated as of July 1, 1996 (as previously amended, the "Agreement"), to which they are parties, to terminate the Agreement and to amend the warrant previously issued to Republic by ADT to include certain restrictions on the issuance of shares pursuant to the warrant and the transfer of such shares by Republic to persons with interests in 10% or more of the shares of ADT.

The foregoing description of the Second Amendment is qualified in its entirety by reference to the Second Amendment, a copy of which is attached as Exhibit
2.1 hereto and is incorporated by reference herein. The press release announcing the termination of the Agreement is attached as Exhibit 99.1 hereto and is incorporated by reference herein.


Item 7.  Financial Statements, Pro Forma Financial Information and
              Exhibits.

(c)      Exhibits

         Exhibit 2.1 Amendment No. 2 to Agreement and Plan of Amalgamation, dated as of September 27, 1996, by and among Republic Industries, Inc., R.I./Triangle, Ltd. and ADT Limited (inclusive of an Amendment to the Warrant).


         Exhibit 99.1 Press Release issued by Republic Industries, Inc. and ADT Limited on September 30, 1996.

                                  SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.


                                    ADT LIMITED


                                       By: /s/ Stephen J. Ruzika
                                          ----------------------
                                          Stephen J. Ruzika
                                          Chief Financial Officer, Executive
                                          Vice President and Director

Date: September 30, 1996


                                 EXHIBIT INDEX

2.1 Amendment No. 2 to Agreement and Plan of Amalgamation, dated as of September 27, 1996, by and among Republic Industries, Inc., R.I./Triangle, Ltd. and ADT Limited (inclusive of an Amendment to the Warrant).

99.1 Press Release issued by Republic Industries, Inc. and ADT Limited on September 30, 1996.


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